                                                                    EXHIBIT 2.24

                            ASSET PURCHASE AGREEMENT

                          DATED AS OF AUGUST 12, 1996

                                    BETWEEN

                   SECRET COMMUNICATIONS LIMITED PARTNERSHIP

                                      AND

                          EVERGREEN MEDIA CORPORATION
                                 OF LOS ANGELES

ARTICLE I

     PURCHASE AND SALE OF PURCHASED ASSETS............................       1
     1.1.   Purchase and Sale of Purchased Assets.....................       1
     1.2.   Excluded Assets...........................................       3
     1.3.   Purchase Price............................................       4
     1.4.   Assumption of Liabilities.................................       4
     1.5.   Excluded Liabilities......................................       4
     1.6.   Closing Date; Deliveries..................................       5
     1.7.   Further Assurances........................................       5
     1.8.   Closing of WFLN-FM Transaction............................       6

ARTICLE II

     REPRESENTATIONS AND WARRANTIES OF SELLER.........................       7
     2.1.   Organization of Seller....................................       7
     2.2.   Subsidiaries and Investments..............................       7
     2.3.   Authority of Seller.......................................       7
     2.4.   Financial Statements......................................       8
     2.5.   Operations Since Balance Sheet Date.......................       9
     2.6.   Taxes.....................................................      10
     2.7.   Availability of Assets....................................      10
     2.8.   Governmental Permits......................................      11
     2.9.   Real Property.............................................      12
     2.10.  Real Property Leases......................................      13
     2.11.  Condemnation..............................................      13
     2.12.  Personal Property.........................................      14
     2.13.  Personal Property Leases..................................      14
     2.14.  Intellectual Property.....................................      14
     2.15.  Title to Purchased Assets.................................      15
     2.16.  Contracts.................................................      15
     2.17.  Status of Contracts.......................................      16
     2.18.  No Violation, Litigation or Regulatory Action.............      17
     2.19.  Hazardous Materials.......................................      17
     2.20.  Finder....................................................      18
     2.21.  No Interference...........................................      18
     2.22.  Foreign Investment in Real Property Tax Act...............      18
     2.23.  Bankruptcy................................................      18
     2.24.  Employee Benefit Plans....................................      18
     2.25.  ARS Agreement.............................................      19
     2.26.  Full Disclosure...........................................      19

ARTICLE III

     REPRESENTATIONS AND WARRANTIES OF BUYER..........................      20
     3.1.   Organization of Buyer.....................................      20
     3.2.   Authority of Buyer........................................      20
     3.3.   Absence of Knowledge as to Certain Facts..................      21
     3.4.   Financial Capability......................................      21
     3.5.   No Finder.................................................      21

ARTICLE IV

     ACTION PRIOR TO THE CLOSING DATE.................................      21
     4.1.   Investigation of the Stations by Buyer....................      22
     4.2.   Preserve Accuracy of Representations and Warranties.......      22
     4.3.   FCC Consent; Improvements Act Approval; Other
             Consents and Approvals...................................      22
     4.4.   Operations Prior to the Closing Date......................      23

ARTICLE V

     ADDITIONAL AGREEMENTS............................................      25
     5.1.   Taxes; Sales, Use and Transfer Taxes;
             Title Insurance..........................................      25
     5.2.   Time Brokerage Agreements.................................      27
     5.3.   Audit of Financial Statements of Stations.................      28
     5.4.   WFLN-FM Tower Relocation..................................      28
     5.5.   Covenant Not to Compete...................................      28

ARTICLE VI

     CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER.....................      29
     6.1.   No Misrepresentation or Breach of Covenants and
             Warranties...............................................      29
     6.2.   Opinion of Counsel for Seller.............................      29
     6.3.   Partnership Action........................................      29
     6.4.   No Restraint or Litigation................................      30
     6.5.   FCC Consent...............................................      30
     6.6.   Necessary Consents........................................      30
     6.7.   No Material Adverse Change................................      30
     6.8.   FIRPTA Certificate........................................      30
     6.9.   ARS Transaction...........................................      30
     6.10.  Completion of Audit.......................................      30
     6.11.  WQRS-FM Transaction.......................................      30

ARTICLE VII

     CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER....................      31
     7.1.   No Misrepresentation or Breach of Covenants and
             Warranties...............................................      31
     7.2.   Opinion of Counsel for Buyer..............................      31
     7.3.   Corporate Action..........................................      31
     7.4.   No Restraint..............................................      31
     7.5.   FCC Consent...............................................      31
     7.6.   ARS Transaction...........................................      32
     7.7.   WQRS-FM Transaction.......................................      32

ARTICLE VIII

     INDEMNIFICATION..................................................      32
     8.1.   Indemnification by Seller.................................      32
     8.2.   Indemnification by Buyer..................................      32

     8.3.   Limitations of Indemnification Obligations................      33
     8.4.   Notice of Claims..........................................      34
     8.5.   Third Party Claims........................................      35
     8.6.   Exclusive Remedy..........................................      36

ARTICLE IX

     TERMINATION......................................................      36
     9.1.   Termination...............................................      36
     9.2.   Notice of Termination.....................................      37

ARTICLE X

     GENERAL PROVISIONS...............................................      38
     10.1.  No Announcement...........................................      38
     10.2.  Confidential Nature of Information........................      38
     10.3.  Governing Law; Submission to Jurisdiction.................      39
     10.4.  Notices...................................................      39
     10.5.  Successors and Assigns....................................      40
     10.6.  Access to Records after Closing...........................      41
     10.7.  Entire Agreement; Amendments..............................      42
     10.8.  Interpretation; Disclosure Schedules......................      42
     10.9.  Waivers...................................................      42
     10.10. Expenses..................................................      43
     10.11. Partial Invalidity........................................      43
     10.12. Execution in Counterparts.................................      43
     10.13. Definitions...............................................      43
     10.14. Allocation of Purchase Price..............................      47
     10.15. Specific Performance; Other Rights and Remedies...........      48
     10.16. Risk of Loss..............................................      48
     10.17. Assignment of Rights Under ARS Agreement..................      49

EXHIBIT  DESCRIPTION
- -------  -----------

  A      Undertaking and Assumption
  B      Bill of Sale and Assignment
  C-1    WJLB-FM Time Brokerage Agreement
  C-2    WMXD-FM Time Brokerage Agreement

SCHEDULE      DESCRIPTION
- --------      -----------

1.2(k)    --  Excluded Software
1.4       --  Assumed Liabilities
2.3       --  Conflicts; Consents of Seller
2.4(a)&(b)--  Financial Statements
2.5(a)&(b)--  Changes in Operations
2.7       --  Unavailable Assets
2.8       --  Governmental Permits
2.9       --  Real Property
2.10      --  Real Property Leases
2.12      --  Personal Property
2.13      --  Personal Property Leases
2.14      --  Intellectual Property
2.15      --  Title to Property
2.16      --  Contracts
2.17      --  Status of Contracts
2.18      --  Legal Proceedings
2.19      --  Environmental Matters
2.24      --  Employee Benefit Plans
3.2       --  Conflicts; Consents of Buyer
3.3       --  Absence of Knowledge of Certain Facts
4.4(b)    --  Conduct of Business
6.6       --  Necessary Consents

                            ASSET PURCHASE AGREEMENT


          ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of August 12,
                                          ---------
1996, between Secret Communications Limited Partnership, a Delaware limited partnership ("Seller"), and Evergreen Media Corporation of Los Angeles, a
              ------
Delaware corporation ("Buyer").
                       -----


                             W I T N E S S E T H :
                             -------------------


          WHEREAS, Seller is the licensee of and operates WJLB-FM and WMXD-FM in Detroit, Michigan (the "Owned Stations") and, upon the consummation of the
                        --------------
transactions contemplated by the Asset Exchange Agreement (the "ARS Agreement")
                                                                -------------
dated as of May 30, 1996 by and between Seller and American Radio Systems Corporation ("ARS"), Seller will become the licensee of and have the right to
              ---
operate WFLN-FM in Philadelphia, Pennsylvania (the "Purchased Station") (the
                                                    -----------------
Owned Stations and the Purchased Station being collectively referred to herein as the "Stations"); and
        --------

          WHEREAS, pursuant to the ARS Agreement, Seller will become the licensee of and have the right to operate WQRS-FM in Detroit, Michigan ("WQRS-
                                                                         ----
FM");

          WHEREAS, simultaneously herewith, Buyer and Seller have entered into an Asset Purchase Agreement (the "WQRS Agreement") providing for the sale of
                                  --------------
substantially all of the assets, properties and business relating to WQRS-FM;

          WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, substantially all of the assets, properties and business relating to the Stations, all on the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed between Seller and Buyer as follows:


                                   ARTICLE I

                     PURCHASE AND SALE OF PURCHASED ASSETS
                     -------------------------------------

          1.1.   PURCHASE AND SALE OF PURCHASED ASSETS.  Upon the terms and
                 -------------------------------------
subject to the conditions of this Agreement, on the Closing Date, Seller shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase from Seller, free and clear of all Encumbrances (except for Permitted Encumbrances), all of the assets, properties and business (excepting only the Excluded Assets) of every kind and description, wherever located, real, personal or mixed, tangible or intangible, owned or held by Seller relating to the Stations as the same shall exist on the

Closing Date (herein collectively called the "Purchased Assets"), including,
                                              ----------------
without limitation, all right, title and interest of Seller in, to and under:

          (a) The broadcast licenses for the Stations (including the right to use the call letters "WJLB-FM", "WMXD-FM" and "WFLN-FM") issued by the FCC and all other Governmental Permits listed in Schedule 2.8;
                                         ------------

          (b)  The Owned Real Property listed in Schedule 2.9;
                                                 ------------

          (c) The real property leases and leasehold improvements listed or described in Schedule 2.10;
             -------------

          (d) All machinery, equipment (including computers and office equipment), auxiliary and translator facilities, transmitting towers, transmitters, broadcast equipment, antennae, inventory (including all records, tapes, recordings, compact discs and music cassettes), vehicles, furniture and other personal property of the Stations listed or referred to in Schedule 2.12;
                                                                 -------------

          (e)  The personal property leases listed in Schedule 2.13;
                                                      -------------

          (f) All trademarks, trade names, service marks and copyrights (and all goodwill associated therewith), registered or unregistered, of Seller relating to the Stations, and the applications for registration thereof and the licenses relating to any of the foregoing listed in Schedule 2.14;
                                                    -------------

          (g) The contracts, agreements or understandings listed or described in Schedule 2.16;
   -------------

          (h) All advertising customer lists, mailing lists, processes, trade secrets, know-how and other proprietary or confidential information used in or relating to the Stations;

          (i) All of Seller's rights, claims or causes of action against third parties arising under warranties from manufacturers, vendors and others in connection with the Purchased Assets;

          (j) All jingles, slogans and promotional materials used in or relating to the Stations; and

          (k) All books and records (including all computer programs) of Seller relating to the assets, business and operations of the Stations, including, without limitation, all files, logs, programming information and studies and news and advertising studies.

          1.2.   EXCLUDED ASSETS.  Notwithstanding the foregoing, the Purchased
                 ---------------
Assets shall not include the following (herein referred to as the "Excluded
                                                                   --------
Assets"):
- ------

          (a) All cash and cash equivalents (including any marketable securities or certificates of deposit) of Seller or ARS relating to the Stations and all notes and accounts receivable or other evidences of indebtedness owed to Seller or its Affiliates or ARS or its Affiliates relating to the Stations;

          (b) All notes and accounts receivable or other evidences of indebtedness owed to Seller by any of its Affiliates;

          (c) All claims, rights and interests of Seller in and to any refunds for federal, state or local franchise, income or other Taxes or fees of any nature whatsoever for periods prior to the Closing Date;

          (d)  Except as otherwise provided in Section 1.1(i), any of Seller's
                                               --------------
rights, claims or causes of action against third parties relating to the assets, properties, business or operations of the Stations arising out of transactions occurring prior to the Closing Date;

          (e) All bonds held, contracts or policies of insurance and prepaid insurance with respect to such contracts or policies;

          (f) All records prepared in connection with the sale of the Stations, including bids received from others and analyses relating to the Stations and the Purchased Assets;

          (g)  The partnership name of Secret;

          (h) All records and documents relating to Excluded Assets or to liabilities other than Assumed Liabilities;

          (i) Seller's employee benefit agreements, plans or arrangements maintained by Seller on behalf of persons employed by Seller;

          (j) All rights, claims or causes of action against third Persons relating to the assets, business or operation of the Stations which may arise in connection with the discharge by Seller of the Excluded Liabilities;

          (k) Software programs and other assets at Seller's principal executive offices set forth on Schedule 1.2(k) used to provide certain financial
                               ---------------
and accounting services for the Stations;

          (l) All rights of Seller under the ARS Agreement and all related agreements not otherwise assigned to Buyer herein; and

          (m) Any of Seller's rights under or pursuant to this Agreement or the other agreements with Buyer contemplated hereby.

          1.3.   PURCHASE PRICE.  The purchase price for the Purchased Assets
                 --------------
(the "Purchase Price") shall be equal to $205,750,000.
      --------------

          1.4.   ASSUMPTION OF LIABILITIES.  On the Closing Date, Buyer shall
                 -------------------------
deliver to Seller an undertaking and assumption, in the form of Exhibit A,
                                                                ---------
pursuant to which Buyer shall assume and be obligated for, and shall agree to pay, perform, defend and discharge in accordance with their terms, (a) all liabilities and obligations of Seller arising after the Closing Date under (i) the Seller Agreements, (ii) the leases, contracts and other agreements not required by the terms of Section 2.16 to be listed in a Schedule to this
                         ------------
Agreement and (iii) the leases, contracts and other agreements entered into by Seller with respect to the Stations after the date hereof consistent with the terms of this Agreement, except, in each case, to the extent such liabilities and obligations have accrued prior to the Closing Date and (b) the obligations set forth in Schedule 1.4. All of the foregoing liabilities and obligations to
             ------------
be assumed by Buyer hereunder (excluding any Excluded Liabilities) are referred to herein as the "Assumed Liabilities."
                  -------------------

          1.5.   EXCLUDED LIABILITIES.  Buyer shall not assume or be obligated
                 --------------------
to pay, perform or otherwise discharge any liability or obligation of Seller not expressly assumed by Buyer pursuant to the undertaking and assumption referred to in Section 1.4 (all such liabilities and obligations not being assumed being
      -----------
herein called the "Excluded Liabilities") and, notwithstanding anything to the
                   --------------------
contrary in Section 1.4, none of the following shall be "Assumed Liabilities"
            -----------
for purposes of this Agreement:

          (i) any liabilities in respect of any Taxes of Seller for which Seller is liable pursuant to Section 5.1(a);
                                  --------------

          (ii) any intercompany payables and other liabilities or obligations of Seller to any of its Affiliates;

          (iii) any costs and expenses incurred by Seller incident to its negotiation and preparation of this Agreement and its performance and compliance with the agreements and conditions contained herein;

          (iv) any liabilities or obligations in respect of any Excluded Assets; or

          (v) any liabilities arising from the operation of the Stations prior to the Closing regardless of whether operated by Seller or any predecessor owner of the Station.

          1.6.   CLOSING DATE; DELIVERIES.  (a)  Subject to Section 1.8, the
                 ------------------------                   -----------
Closing shall be consummated at 10:00 A.M., local time, on a date to be mutually agreed upon by Buyer and Seller with not less than three weeks prior written notice to each party, which date shall be on or after January 3, 1997, at the offices of Sidley & Austin, One First National Plaza, Chicago, Illinois 60603 or at such other place as shall be agreed upon by Buyer and Seller (the date and time on which the Closing is actually held being hereinafter referred to as the "Closing Date").
 ------------

          (b) On the Closing Date, Seller shall deliver to Buyer (i) a bill of sale and assignment, in the form of Exhibit B, of all of the Purchased Assets
                                    ---------
and (ii) all of the documents, instruments and opinions required to be delivered by Seller pursuant to Article VI.
                      ----------

          (c) On the Closing Date, Buyer shall deliver to Seller (i) by bank wire transfer of immediately available funds to an account number to be designated by Seller in writing at least two business days prior to Closing an amount equal to the Purchase Price and (ii) all of the documents, instruments and opinions required to be delivered by Buyer pursuant to Section 1.4 and
                                                           -----------
Article VII.
- -----------

          1.7.   FURTHER ASSURANCES.  On the Closing Date, Seller shall (a)
                 ------------------
deliver to Buyer such other bills of sale, deeds, endorsements, assignments and other good and sufficient instruments of conveyance and transfer as Buyer may reasonably request or as may be otherwise reasonably necessary to vest in Buyer all the right, title and interest of Seller in, to or under any or all of the Purchased Assets and (b) take all steps as may be reasonably necessary to put Buyer in actual possession and control of all the Purchased Assets. From time to time following the Closing, Seller shall execute and deliver, or cause to be executed and delivered, to Buyer such other instruments of conveyance and transfer as Buyer may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, Buyer and put Buyer in possession of, any part of the Purchased Assets, and, in the case of licenses, certificates, approvals, authorizations, agreements, contracts, leases, easements and other commitments included in the Purchased Assets which cannot be transferred or assigned effectively without the consent of third parties which consent has not been obtained prior to the Closing, to cooperate with Buyer at its reasonable request in endeavoring to obtain such consent.

          1.8.  CLOSING OF WFLN-FM TRANSACTION.  (a)  If the FCC Consent with
                ------------------------------
respect to WFLN-FM becomes a Final Order prior to the time when the FCC Consents relating to the other Stations become Final Orders and the other conditions to closing of each party contained herein (other than those contained in Sections
                                                                      --------
6.11 and 7.7), as they relate only to WFLN-FM, have been satisfied or waived, at
- ----     ---
Buyer's option the closing of the purchase and sale of the Purchased Assets relating to WFLN-FM shall be consummated at 10:00 A.M., local time, at the offices of Sidley & Austin, One First National Plaza, Chicago, Illinois 60603, or at such other place as shall be agreed upon by Buyer and Seller, on the date set forth in a written notice from Buyer to Seller, which date shall be not less than three weeks after the receipt of such notice.

          (b) At such closing, Seller shall deliver to Buyer (i) a bill of sale and assignment, in the form of Exhibit B, of all of the Purchased Assets
                               ---------
relating to WFLN-FM and (ii) all of the documents, instruments and opinions required to be delivered by Seller pursuant to Article VI; provided, however,
                                               ----------  --------  -------
that such documents, instruments and opinions shall relate solely to the purchase and sale of the Purchased Assets relating to WFLN-FM. At such closing, Buyer shall deliver to Seller (i) by bank wire transfer of immediately available funds to an account number to be designated by Seller in writing at least two business days prior to such closing the amount of $37,750,000 and (ii) all of the documents, instruments and opinions required to be delivered by Buyer pursuant to Section 1.4 and Article VII; provided, however, that such documents,
            -----------     -----------  --------  -------
instruments and opinions shall relate solely to the purchase and sale of the Purchased Assets relating to WFLN-FM.

          (c)  Upon the consummation of the closing contemplated by this Section
                                                                         -------
1.8, and for purposes of such closing, with respect to WFLN-FM only, all
- ---
references herein to "Closing" and "Closing Date" shall refer to the consummation of the purchase and sale of the Purchased Assets relating to WFLN-FM and the date of such closing, respectively. Upon the consummation of the closing contemplated by this Section 1.8, the "Purchase Price" to be paid by
                             -----------
Buyer at the Closing of the purchase and sale of the Purchased Assets relating to WJLB-FM and WMXD-FM shall become $168,000,000.


                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

          As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Seller represents and warrants to Buyer and agrees as follows:

          2.1.   ORGANIZATION OF SELLER.  Seller is a limited partnership duly
                 ----------------------
organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified and in good standing as a foreign limited partnership in the States of Michigan and Pennsylvania. Seller has full partnership power and authority, or will have full partnership power and authority upon consummation of the transactions contemplated by the ARS Agreement (the "ARS Transaction"), to own or lease and to operate and use the
                ---------------
Purchased Assets and to carry on the business of the Stations as now conducted.

          2.2.   SUBSIDIARIES AND INVESTMENTS.  Seller does not, directly or
                 ----------------------------
indirectly, own, of record or beneficially, any outstanding voting securities or other equity interests in any corporation, partnership, joint venture or other entity which is involved in or relates to the Stations.

          2.3.   AUTHORITY OF SELLER.  Seller has the partnership power and
                 -------------------
authority to execute, deliver and perform, or will have the partnership power and authority upon consummation of the ARS Transaction to perform, this Agreement and all of the other agreements and instruments to be executed and delivered by Seller to Buyer pursuant hereto (collectively, the "Seller
                                                                 ------
Ancillary Agreements").
- --------------------

          The execution, delivery and performance of this Agreement and the Seller Ancillary Agreements by Seller have been duly authorized and approved by all necessary partnership action on behalf of Seller and its general partners. This Agreement is, and each Seller Ancillary Agreement when executed and delivered by Seller and the other parties thereto will be, a legal, valid and binding agreement of Seller enforceable in accordance with its respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and general equity principles.

          Except as set forth in Schedule 2.3, neither the execution and
                                 ------------
delivery by Seller of this Agreement or any of the Seller Ancillary Agreements or the consummation by Seller of any of the transactions contemplated hereby or thereby nor compliance by Seller with or fulfillment by Seller of the terms, conditions and provisions hereof or thereof will:

          (a) result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the Purchased Assets under, the partnership agreement of Seller, any Seller Agreement or any judgment, order, award or decree to which Seller is a party or any of the Purchased Assets is subject or by which

Seller is bound or any Requirements of Law affecting Seller or the Purchased Assets; or

          (b) require the approval, consent, authorization or act of, or the making by Seller of any declaration, filing or registration with, any Person, except for such of the foregoing as are necessary pursuant to the Improvements Act or the Communications Act.

          2.4.   FINANCIAL STATEMENTS. (a) Schedule 2.4(a) contains (i) the
                 --------------------      ---------------
unaudited balance sheets of the Owned Stations as of December 31, 1995 and the related statements of income for the year then ended and (ii) the unaudited balance sheets (the "Balance Sheet") of the Owned Stations as of June 30, 1996
                     -------------
(the "Balance Sheet Date") and the related statement of income for the six
      ------------------
months then ended. Except as set forth therein, such balance sheets and statements of income have been prepared in accordance with generally accepted accounting principles and present fairly the financial position and results of operations of the Owned Stations as of their respective dates and for the respective periods covered thereby subject to the absence of footnotes and statements of cash flows and to normal year-end adjustments.

          (b) Schedule 2.4(b) contains (i) the unaudited balance sheet of the
              ---------------
Purchased Station as of December 31, 1995 and the related statement of income for the year then ended, in the form provided to Seller by ARS pursuant to the ARS Agreement, and (ii) the unaudited balance sheet of the Purchased Station as of June 30, 1996 (the "Purchased Station Balance Sheet") and the related
                       -------------------------------
statement of income for the six months then ended. To the knowledge of Seller, except as set forth therein, the balance sheet and statement of income as of December 31, 1995 and for the year then ended present fairly the financial position and results of operations of the Purchased Station as of such date and for the period covered thereby subject to the absence of footnotes. Except as set forth therein, the balance sheet and statement of income as of June 30, 1996 and for the six months then ended present fairly the financial position and results of operations of the Purchased Station as of such date and for the period covered thereby subject to the absence of footnotes and a statement of cash flows and to normal year-end adjustments.

          2.5.   OPERATIONS SINCE BALANCE SHEET DATE.  (a)  Except as set forth
                 -----------------------------------
in Schedule 2.5(a), during the period from the Balance Sheet Date to the date
   ---------------
hereof, inclusive, there has been no material adverse change in the financial condition and the results of operations of the Owned Stations and, to the knowledge of Seller, there has been no material adverse change in the financial condition and the results of operations of the Purchased Station.

          (b)  Except as set forth in Schedule 2.5(b), since the Balance Sheet
                                      --------------
Date, Seller has conducted the business of the

Owned Stations and, to the knowledge of Seller, the business of the Purchased Station has only been conducted in the ordinary course. Without limiting the generality of the foregoing, since the Balance Sheet Date, except as set forth in such Schedule, Seller has not, in respect of the Owned Stations and, to the knowledge of Seller, the Purchased Station:

          (i) sold, leased (as lessor), transferred or otherwise disposed of (including any transfers from Seller to any of its Affiliates), or mortgaged or pledged, or imposed or suffered to be imposed any Encumbrance on, any of the assets reflected on the Balance Sheet or the Purchased Station Balance Sheet or any assets acquired after the Balance Sheet Date relating to the Stations, other than personal property having an aggregate value of less than $50,000 sold or otherwise disposed of in the ordinary course of the business of the Stations which would not reasonably be expected to have a material adverse effect on the business or operations of the Stations and except for Permitted Encumbrances;

     (ii) created, incurred, or assumed, or agreed to create, incur, or assume, any indebtedness for borrowed money (other than money borrowed or advances from any of its Affiliates in the ordinary course of the business of the Stations) or entered into (as lessee) any capitalized leases; or

     (iii) granted or instituted any material increase in any rate of salary or compensation of any employee of the Stations or any profit sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other employee benefit plan.

          2.6.   TAXES.  (a) Seller has, in respect of the Owned Stations,
                 -----
either filed or obtained extensions for filing pursuant to applicable law all Tax Returns due on or prior to the date of this Agreement and has paid or made provision for the payment of all Taxes which have become due pursuant to such Tax Returns or pursuant to any assessments which have become payable and which are not being contested in good faith. All monies required to be withheld by Seller from employees of the Owned Stations for income Taxes, social security and other payroll Taxes have been collected or withheld, and either paid to the respective governmental agencies, set aside in accounts for such purpose, or accrued, reserved against and entered upon the books of Seller.

          (b) In respect of the Purchased Station, to the knowledge of Seller, either Seller, ARS or Marlin Broadcasting Company, Inc. ("Marlin") has filed or
                                                          ------
obtained extensions for filing pursuant to applicable law all Tax Returns due on or prior to the date of this Agreement and either Seller, ARS or Marlin has paid or made provision for the payment of all Taxes which have become due pursuant to such Tax Returns or pursuant to any assessments which have become payable and which are not being contested in good faith. To the knowledge of Seller, monies required to be withheld from employees of the Purchased Station for income Taxes, social security and other payroll Taxes have been collected or withheld, and either paid to the respective governmental agencies, set aside in accounts of Seller, ARS or Marlin for such purpose, or accrued, reserved against and entered upon the books of Seller, ARS or Marlin. To the knowledge of Seller, no Taxing authority has asserted in writing against Seller, ARS or Marlin any deficiency or claim for additional Taxes in respect of the Purchased Station.

          2.7.   AVAILABILITY OF ASSETS.  Except as set forth in Schedule 2.7
                 ----------------------                          ------------
and except for the Excluded Assets, the Purchased Assets constitute all the assets used in the conduct of the business of the Stations (including, without limitation, all books, records, computers and computer programs and data processing systems). All tangible Purchased Assets are in good repair and operating condition, ordinary wear and tear excepted. Except as set forth in

Schedule 2.7, the Purchased Assets are sufficient to operate the Stations as
- ------------
they are now operated. ALL OF THE TANGIBLE PURCHASED ASSETS ARE SOLD TO BUYER WITHOUT ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR INTENDED USE OR OTHERWISE.

          2.8.   GOVERNMENTAL PERMITS.  Seller owns, holds or possesses, or upon
                 --------------------
consummation of the ARS Transaction will own, hold or possess, the FCC Authorizations and all other governmental licenses, franchises, permits, privileges, immunities, approvals and other authorizations which are necessary to entitle it to own or lease, operate and use the Purchased Assets and to carry on and conduct the business of the Stations as currently conducted (herein collectively called "Governmental Permits"), except for such Governmental
                     --------------------
Permits which the failure to so own, hold or possess would not have a material adverse effect on the operations and financial condition of the Stations taken as a whole. Schedule 2.8 sets forth a list and brief description of each such
             ------------
Governmental Permit held by Seller as of the date of this Agreement with respect to the Owned Station and each such Governmental Permit disclosed to Seller by ARS pursuant to the ARS Agreement or otherwise with respect to the Purchased Station, except for such incidental licenses, permits and other authorizations which would be readily obtainable by any qualified applicant without undue burden in the event of any lapse, termination, cancellation or forfeiture thereof. Schedule 2.8 includes a list of all FCC Authorizations with respect to
          ------------
the Owned Stations and, to the knowledge of Seller, all FCC Authorizations with respect to the Purchased Station.

          Except as set forth in Schedule 2.8, (i) Seller has fulfilled and
                                 ------------
performed its obligations under each of such Governmental Permits, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default under any such Governmental Permit, (ii) no notice of cancellation, of default or of any dispute concerning any Governmental Permit, or of any event, condition or state of facts described in the pre ceding clause (i), has been received by Seller,
(iii) each of the Governmental Permits is valid, subsisting and in full force and effect and, subject to the receipt of the FCC Consent and consummation of the ARS Transaction, may be assigned and transferred to Buyer in accordance with this Agreement and will continue in full force and effect thereafter, in each case without (A) the occurrence of any breach, default or forfeiture of rights thereunder or (B) the consent, approval, or act of, or the making of any filing with, any governmental body, regulatory commission or other party (other than the FCC as contemplated by Section 4.3); and (iv) the Stations are being
                           -----------
operated in accordance with the FCC Authorizations.  Except as set forth in

Schedule 2.8, Seller is not aware of any reason why the FCC Authorizations would
- ------------
not be renewed in the ordinary course for a full term without material qualifications or of any reason why any of the FCC Authorizations might be revoked. No renewal of any FCC Authorization would constitute a major environmental action under the rules of the FCC. There are no facts which, under the Communications Act or the existing rules of the FCC, would disqualify Seller from assigning the FCC Authorizations or from consummating the transactions contemplated herein within the times contemplated herein. Seller maintains appropriate public inspection files at the Owned Stations' studios, and to the knowledge of Seller, appropriate public inspection files are maintained at the Purchased Station's studio, in accordance with FCC rules.

          2.9.   REAL PROPERTY.  Schedule 2.9 contains a brief description of
                 -------------   ------------
each parcel of real property owned by Seller and used in or relating to the Owned Stations (the "Owned Real Property") (showing the record title holder,
                     -------------------
location, and any indebtedness secured by a mortgage or other lien thereon) and of each option, right or contract to purchase held by Seller to acquire any real property for use in connection with the Owned Stations. Seller will not be acquiring title to any real property, or any options to acquire title to real property, upon consummation of the ARS Transaction. The Owned Real Property is zoned for the purposes for which it is currently being used by Seller. Except as set forth in Schedule 2.9, to the knowledge of Seller, there are no
                ------------
structural defects in the buildings, structures and improvements located on the Owned Real Property. The roofs of such buildings are in good condition and repair, and all plumbing equipment, heating, ventilating and air conditioning equipment, electrical wiring, and water and sewage systems located on the Owned Real Property are operating properly, ordinary wear and tear excepted and normal maintenance requirements excluded. There are no encroachments upon the Owned Real Property by any buildings, structures or improvements located on adjoining real estate. None of the buildings, structures or improvements (including, without limitation, any guy wires or guy anchors) constructed on the Owned Real Property encroach upon adjoining real estate, and all such buildings, structures and improvements are constructed in conformity with or are "grandfathered" with respect to all "setback" lines, easement and other restrictions or rights of record, or that have been established by any applicable building or safety code or zoning ordinance. To the knowledge of Seller, any such "grandfathered" approvals shall survive indefinitely the transfer of the Owned Real Property to Buyer and no utility lines serving the Owned Real Property pass over the lands of others except where appropriate easements have been obtained. The Owned Real Property, together with all leases of real property set forth in Schedule 2.10 (the
                                                       -------------
"Leased Real Property"), are sufficient to operate the Stations as they are now
- ---------------------
operated.

          2.10.  REAL PROPERTY LEASES.  Schedule 2.10 sets forth a list and
                 --------------------   -------------
brief description of each lease or similar agreement under which (i) Seller is lessee of, or holds or operates, or upon the consummation of the ARS Transaction will be lessee of, or hold or operate, any real property owned by any third party and used in or relating to the Stations or (ii) Seller is the lessor of any of the Owned Real Property. To the knowledge of Seller, the Leased Real Property is zoned for the purposes for which it is currently being used by Seller. To the knowledge of Seller, except as set forth in Schedule 2.10, there
                                                            -------------
are no structural defects in the buildings, structures and improvements located on the Leased Real Property. To the knowledge of Seller, the roofs of such buildings are in good condition and repair, and all plumbing equipment, heating, ventilating and air conditioning equipment, electrical wiring, and water and sewage systems located on the Leased Real Property are operating properly, ordinary wear and tear excepted and normal maintenance requirements excluded.
To the knowledge of Seller, there are no encroachments upon the Leased Real Property by any buildings, structures or improvements located on adjoining real estate. To the knowledge of Seller, none of the buildings, structures or improvements (including, without limitation, any guy wires or guy anchors) constructed on the Leased Real Property encroach upon adjoining real estate, and, to the knowledge of Seller, all such buildings, structures and improvements are constructed in conformity with or are "grandfathered" with respect to all "setback" lines, easements and other restrictions or rights of record, or that have been established by any applicable building or safety code or zoning ordinance. To the knowledge of Seller, any such "grandfathered" approvals shall survive indefinitely the transfer of the Leased Real Property to Buyer and no utility lines serving the Leased Real Property pass over the lands of others except where appropriate easements have been obtained. To the knowledge of Seller, the Leased Real Property, together with any real property owned by ARS relating to the Purchased Station, is sufficient to operate the Purchased Station as now operated.

          2.11.  CONDEMNATION.  As of the date of the Agreement, (a) neither the
                 ------------
whole nor any part of any real property owned, leased, used or occupied by Seller, or to be owned, leased or occupied by Seller upon consummation of the ARS Transaction, in connection with the Stations is subject to any pending suit for condemnation or other taking by any public authority and (b) to the knowledge of Seller, no such condemnation or other taking is threatened.

          2.12.  PERSONAL PROPERTY.  Schedule 2.12 contains (i) the existing
                 -----------------   -------------
records as of March 31, 1996 of all machinery, equipment, vehicles, furniture and other personal property owned by Seller having an original cost of $5,000 or more and used in or relating to the business of the Owned Stations and (ii) the list of material items of fixed assets and equipment of the Purchased Station furnished to Seller by ARS as part of the ARS Agreement.

          2.13.  PERSONAL PROPERTY LEASES.  Schedule 2.13 contains a list of
                 ------------------------   -------------
each lease or other agreement or right, whether written or oral, under which Seller is lessee of, or holds or operates any machinery, equipment, vehicle or other tangible personal property owned by a third party and used in or relating to the business of the Stations and which is not terminable by Seller without penalty on 60 days' notice or less and which provides for annual rentals in excess of $6,000.

          2.14.  INTELLECTUAL PROPERTY.  Schedule 2.14 contains a list of:  (i)
                 ---------------------   -------------
all trademarks, service marks, trade names and copyrights related to the Owned Stations and, to the knowledge, of Seller, all trademarks, service marks, trade names and copyrights related to the Purchased Station, for which registrations have been issued to Seller, in the case of the Owned Stations, or ARS or Marlin, in the case of the Purchased Station, or applications for registrations have been made by Seller, in the case of the Owned Stations, or ARS or Marlin, in the case of the Purchased Station, and (ii) all licenses, agreements or other arrangements under which Seller, in connection with the Stations, has the right, or upon the consummation of the ARS Transaction will have the right, to use any trademark, service mark, trade name or copyright (other than such as are included in the Seller Agreements). No proceedings have been instituted, are pending or, to the knowledge of Seller, are threatened which challenge the validity of the ownership or use by Seller of any trademarks, service marks, trade names or copyrights related to the Owned Stations and, to the knowledge of Seller, no such proceedings have been instituted, are pending or are threatened which challenge the validity of the ownership or right of use to be obtained by Seller upon consummation of the ARS Transaction with respect to any trademarks, service marks, trade names or copyrights related to the Purchased Station. Except as set forth in Schedule 2.14, Seller has not
                                               -------------
licensed anyone to use any trademarks, service marks, trade names or copyrights relating to the Stations, and to the knowledge of Seller, there has been no infringement by any Person of any trademarks, service marks, trade names or copyrights owned or used by it, or which it will own or have the right to use upon consummation of the ARS Transaction, relating to the Stations. Except as set forth in Schedule 2.14, to the knowledge of Seller, the operations of the
             -------------
Stations do not infringe upon the trademarks, service marks, trade names or copyrights of any other Person.

          2.15.  TITLE TO PURCHASED ASSETS.  Except as set forth in Schedule
                 -------------------------                          --------
2.15, Seller owns all Owned Real Property, free and clear of all Encumbrances
- ----
except Permitted Encumbrances, and Seller has, or upon the consummation of the ARS Transaction will have, good and marketable title to all of the other tangible Purchased Assets, free and clear of all Encumbrances except for Permitted Encumbrances. Upon delivery to Buyer on the Closing Date of the bill of sale and assignment contemplated by Section 1.6(b), Seller will thereby
                                       --------------
transfer to Buyer good and marketable title to such other tangible Purchased Assets and all intellectual property relating to the Stations owned by Seller listed in Schedule 2.14, subject to no Encumbrances, except for Permitted
          -------------
Encumbrances.

          2.16.  CONTRACTS.  Except as set forth in Schedule 2.16 or any other
                 ---------                          -------------
Schedule hereto, as of the date of this Agreement, Seller is not and, upon the consummation of the ARS Transaction, will not be, with respect to the Stations, a party to or bound by:

          (a)  Any contract for the purchase or sale of real property;

          (b) Any contract for the purchase, rental or use of any radio programming or programming services which is not terminable by Seller without penalty on 60 days' notice or less, provides for performance over a period of more than 90 days and which involves the payment after the date hereof of more than $50,000;

          (c) Any contract for the purchase of merchandise, supplies or personal property or for the receipt of services (other than services referred to in clause (b) above) which is not terminable by Seller on 60 days' notice or less and involves the payment after the date hereof of more than $25,000;

          (d) Any employment contract, consulting agreement or collective bargaining agreement;

          (e) Any contract for the sale of broadcast time for advertising which was not made in the ordinary course of the business of the Stations;

          (f) Any guarantee by Seller of the obligations of customers, suppliers, officers, directors, employees, Affiliates or others; or

          (g) Any other contract which is material to the business of the Owned Stations or the Purchased Station, as the case may be.

          2.17.  STATUS OF CONTRACTS.  Except as set forth in Schedule 2.17 or
                 -------------------                          -------------
in any other Schedule hereto, each of the leases, contracts and other agreements listed in Schedules 2.10, 2.13, 2.14 and 2.16 (the "Seller Agreements")
          --------------  ----  ----     ----       -----------------
constitutes, or upon consummation of the ARS Transaction will constitute, a valid and binding obligation of Seller and, to the knowledge of Seller, the other parties thereto (subject to bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights and general equity principles) and is, or upon consummation of the ARS Transaction will be, in full force and effect and (except as set forth in Schedule 2.3 and
                                                              ------------
except for those Seller Agreements which by their terms will expire prior to the Closing Date or will be otherwise terminated prior to the Closing Date in accordance with the provisions thereof) may be transferred to Buyer pursuant to this Agreement and will continue in full force and effect thereafter, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party. With respect to the Seller Agreements relating to the Owned Stations, Seller has fulfilled and performed its obligations under such Seller Agreements, and Seller is not in, or, to the knowledge of Seller, alleged to be in, breach or default under any such Seller Agreement and, to the knowledge of Seller, no other party to any such Seller Agreement is in breach or default thereunder, and to the knowledge of Seller, no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by Seller or by any such other party. With respect to the Seller Agreements relating to the Purchased Station, (i) each of Seller and, to the knowledge of Seller, ARS and Marlin has fulfilled and performed in all material respects its respective obligations, if any, under each such Seller Agreement,
(ii) neither Seller nor, to the knowledge of Seller, ARS or Marlin is in, or alleged to be in, material breach or material default under any such Seller Agreement, (iii) to the knowledge of Seller, no other party to any such Seller Agreement is in material breach nor material default thereunder, and (iv) no event has occurred and no condition or state of facts exists which, with the passage of time or giving of notice or both, would constitute such a default or breach by Seller or, to the knowledge of Seller, ARS, Marlin or by any such other party. Seller has not and, to the knowledge of Seller, neither ARS nor Marlin has granted any material waiver or forbearance with respect to any of the Seller Agreements. Complete and correct copies of each of the Seller Agreements have been made available to Buyer by Seller.

          2.18.  NO VIOLATION, LITIGATION OR REGULATORY ACTION. Except as set
                 ---------------------------------------------
forth in Schedule 2.18 or in any other Schedule hereto:
         -------------

          (a) Seller has complied with all material Requirements of Laws which are applicable to the Purchased Assets or the business of the Stations;

          (b) As of the date of this Agreement, there are no lawsuits, claims, suits, proceedings or investigations pending against Seller or, to the knowledge of Seller, threatened against Seller, in respect of the Stations or, to the knowledge of Seller, pending or threatened against ARS or Marlin in respect of the Purchased Station; and

          (c) As of the date of this Agreement, there is no action, suit or proceeding pending against Seller or, to the knowledge of Seller, threatened against Seller which questions the legality or propriety of the transactions contemplated by this Agreement.

          2.19.  HAZARDOUS MATERIALS.  Except as permitted by or consistent with
                 -------------------
applicable Environmental Laws or as set forth in Schedule 2.19:
                                                 -------------

          (a) Seller's use of the Owned Real Property and the Leased Real Property relating to the Stations is in compliance with all Environmental Laws;

          (b) Seller has never generated, transported, used, stored or disposed of on any Owned Real Property or the Leased Real Property any Hazardous Material and, to Seller's knowledge, there has never been any Hazardous Material generated, transported, used, stored or disposed of on any Owned Real Property or the Leased Real Property;

          (c) no Hazardous Material has ever been spilled, released or disposed of on, under or about any Owned Real Property or Leased Real Property by Seller or, to Seller's knowledge, has ever come to be located in the soil or groundwater of any Owned Real Property or Leased Real Property; and

          (d) no underground storage tanks, or underground piping associated with such tanks, are located on or under any Owned Real Property or, to the knowledge of Seller, any Leased Real Property.

          Except as set forth in Schedule 2.19, Seller has never and, to the
                                 -------------
knowledge of Seller, neither ARS nor Marlin has entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental matter or the enforcement of any Environmental Law, in each case involving the Owned Real Property or the Leased Real Property.

          2.20.  FINDER.  Neither Seller nor any party acting on its behalf has
                 ------
paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement other than to Star Media Group, Inc., whose fees or commissions, to the extent payable, shall be paid by or on behalf of Seller.

          2.21.  NO INTERFERENCE.  To the knowledge of Seller, the Stations are
                 ---------------
not causing interference in violation of FCC rules to the transmission of any other broadcast station or communications facility and, since August 1, 1994 Seller has not received any complaints with respect thereto. To the knowledge of Seller, no other broadcast station or communications facility is causing interference in violation of FCC rules to the Stations' transmissions or the public's reception of such transmissions.

          2.22.  FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT. Seller is not a
                 -------------------------------------------
"foreign person" within the meaning of Section 1445 of the Code.

          2.23.  BANKRUPTCY.  No insolvency proceedings of any character,
                 ----------
including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, of Seller, are pending or, to the knowledge of Seller, threatened against Seller or its general partners, and neither Seller nor either of its general partners has made any assignment for the benefit of creditors or taken any action in contemplation of or which would constitute the basis for the institution of such insolvency proceedings.

          2.24.  EMPLOYEE BENEFIT PLANS.  Except as set forth in Schedule 2.24,
                 ----------------------                          -------------
with respect to the employees of the Stations, there are no employee or retiree benefit or compensation plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or compensation,
                                                     -----
bonus, incentive, deferral, equity based, severance, termination, retention, change in control, employment or other similar program, agreement, arrangement, trust or other funding arrangement, whether or not subject to the provisions of ERISA, to which Seller is bound, or will be bound upon consummation of the ARS Transaction, or that is or has been established or maintained or in respect of which Seller has ever had an obligation to contribute, or will have an obligation to contribute upon consummation of the ARS Transaction. Seller has neither incurred nor reasonably expects to incur (either directly or indirectly, including as a result of any indemnification obligation) any liability that could become a liability of Buyer or, following Closing, remain a liability of the Stations under or pursuant to Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code relating to employee benefit plans and no event, transaction or condition has occurred or exists which could result in any such liability. Each plan, program, agreement, arrangement, trust or other funding arrangement listed in Schedule 2.24 has been operated and administered in all
                      -------------
material respects in accordance with all Requirements of Law, including but not limited to ERISA and the Code.

          2.25.  ARS AGREEMENT.  Seller has entered into the ARS Agreement with
                 -------------
ARS pursuant to which Seller, upon the consummation of the transactions contemplated by the ARS Agreement, will acquire the assets defined therein as the "Philadelphia Assets" and will assume the liabilities of ARS with respect to the ownership and operations of the Purchased Station other than the "Nonassumed Obligations" of American (as defined therein) relating thereto. As indicated in the ARS Agreement, ARS was acquiring the Purchased Station through the acquisition of Marlin Broadcasting Company, Inc. ARS has informed Seller that such acquisition was consummated on May 30, 1996. As contemplated by the ARS Agreement, Seller and ARS have entered into a Time Brokerage Agreement dated as of June 1, 1996 with respect to the Purchased Station. Complete copies of the ARS Agreement and the Time Brokerage Agreement relating to the Purchased Station have been made available to Buyer by Seller, and Seller has made available to Buyer a copy of the Agreement and Plan of Merger dated as of March 15, 1996 among ARS, ARS Acquisition Company and Marlin in the form furnished to Seller by ARS.

          2.26.  FULL DISCLOSURE.  To the knowledge of Seller, neither this
                 ---------------
Agreement nor any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits any statement of a material fact necessary to make any statement contained herein or therein not misleading.


                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

          As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer hereby represents and warrants to Seller and agrees as follows:

          3.1.   ORGANIZATION OF BUYER.  Buyer is a corporation duly organized,
                 ---------------------
validly existing and in good standing under the laws of the State of Delaware. Buyer has full corporate power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted.

          3.2.   AUTHORITY OF BUYER.  Buyer has the corporate power and
                 ------------------
authority to execute, deliver and perform this Agreement and all of the other agreements and instruments to be executed and delivered by Buyer pursuant hereto (collectively, the "Buyer Ancillary Agreements").
                    --------------------------

          The execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements by Buyer have been duly authorized and approved by all necessary corporate action on behalf of Buyer. This Agreement is, and each Buyer Ancillary Agreement when executed and delivered by Buyer and the other parties thereto will be, the legal, valid and binding agreement of Buyer enforceable in accordance with its respective terms, subject to bankruptcy, insolvency, moratorium and similar laws of general application relating to or affecting creditors' rights and general equity principles.

          Except as set forth in Schedule 3.2, neither the execution and
                                 ------------
delivery of this Agreement or any Buyer Ancillary Agreement by Buyer or the consummation by Buyer of any of the transactions contemplated hereby or thereby nor compliance by Buyer with or fulfillment by Buyer of the terms, conditions and provisions hereof or thereof will:

          (a) result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, the charter or By-laws of Buyer or any material agreement, judgment, order, award or decree to which Buyer is a party or any of its properties is subject or by which Buyer is bound or any Requirements of Law affecting Buyer; or

          (b) require the approval, consent, authorization or act of, or the making by Buyer of any declaration, filing or registration with, any Person, except for such of the foregoing as are necessary pursuant to the Improvements Act or the Communications Act.

          3.3.   ABSENCE OF KNOWLEDGE AS TO CERTAIN FACTS. Except as set forth
                 ----------------------------------------
in Schedule 3.3, Buyer has no knowledge of any fact which could, under the
   ------------
Communications Act, the existing rules, regulations and practices of the FCC or otherwise disqualify Buyer as an assignee of the FCC Authorizations or as the owner and operator of the Stations or the Purchased Assets.

          3.4.   FINANCIAL CAPABILITY.  Buyer has or on the Closing Date will
                 --------------------
have sufficient financial capabilities to pay the Purchase Price in accordance with this Agreement.

          3.5.   NO FINDER.  Neither Buyer nor any party acting on its behalf
                 ---------
has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.


                                   ARTICLE IV

                        ACTION PRIOR TO THE CLOSING DATE
                        --------------------------------

          The respective parties hereto covenant and agree to take the following actions between the date hereof and the Closing Date:

          4.1.   INVESTIGATION OF THE STATIONS BY BUYER.  From the date hereof
                 --------------------------------------
until the Closing Date, upon the request of Buyer, Seller shall afford, and prior to the consummation of the ARS Transaction Seller will use its reasonable efforts to cause ARS to afford, to the officers, employees and authorized representatives of Buyer (including, without limitation, independent public accountants and attorneys) reasonable access during normal business hours upon reasonable advance notice to the offices, properties, employees and business and financial records (including computer files, retrieval programs and similar documentation) of the Stations to the extent Buyer shall reasonably deem necessary or desirable and shall furnish to Buyer or its authorized representatives such additional information concerning the Purchased Assets and the Stations as shall be reasonably requested; provided, however, that Seller
                                               --------  -------
shall not be required to violate any obligation of confidentiality to which it is subject in discharging its obligations pursuant to this Section 4.1. Buyer
                                                           -----------
agrees that such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of Seller. If in the course of any investigation pursuant to this Section 4.1, Buyer's officers, employees or
                               -----------
authorized representatives discover any breach of any representation or warranty contained in this Agreement, or any circumstance or condition that upon Closing would constitute such a breach, Buyer covenants that it will promptly so inform Seller.

          4.2.   PRESERVE ACCURACY OF REPRESENTATIONS AND WARRANTIES.  From the
                 ---------------------------------------------------
date hereof until the Closing Date, each of the parties hereto shall refrain from taking any action which would render any representation or warranty contained in Article II or III inaccurate as of the Closing Date. Each party
             ----------    ---
shall promptly notify the other of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement. Seller shall promptly notify Buyer of any lawsuit, claim, proceeding or investigation that may be threatened, brought, asserted or commenced against Seller which would have been listed in Schedule 2.18 if such lawsuit, claim, proceeding or
                          -------------
investigation had arisen prior to the date hereof.

          4.3.   FCC CONSENT; IMPROVEMENTS ACT APPROVAL; OTHER CONSENTS AND
                 ----------------------------------------------------------
APPROVALS.  (a)  Within 10 business days of the date hereof, Buyer and Seller
- ---------
shall file with the FCC applications requesting its consent to the assignment of the FCC Authorizations (and any extensions or renewals thereof) from Seller to Buyer. Buyer and Seller will cooperate in the preparation of such applications and will diligently take, or cooperate in the taking of, all necessary, desirable and proper steps, provide any additional information reasonably required and otherwise use their reasonable best efforts to obtain promptly the requested consent, approval and waiver of the FCC. Any fees assessed by the FCC incident to the filing of such applications shall be split equally between Buyer and Seller. Seller and Buyer shall each make available to the other, promptly after the filing thereof, copies of all reports filed on or prior to the Closing Date with the FCC by Seller or Buyer, as the case may be, in respect of the Stations.

          (b) As promptly as practicable after the date hereof, Buyer and Seller shall file with the Federal Trade Commission and the Antitrust Division of the Department of Justice the notifications and other information required to be filed by such party under the Improvements Act, or any rules and regulations promulgated thereunder, with respect to the transactions contemplated hereby. Each of Buyer and Seller covenants to file as promptly as practicable such additional information as may be requested to be filed by such party. Each of Buyer and Seller warrants that all such filings by it, as of the date filed, will be true and accurate and in accordance with the requirements of the Improvements Act and any such rules and regulations. Each of Buyer and Seller agrees to make available to the other such information as each of them may reasonably request relative to its business, assets and property as may be required by each of them to file any additional information requested by such agencies under the Improvements Act and such rules and regulations. Each party hereto shall promptly inform the other of any material communication from the Federal Trade Commission, the Department of Justice or any other governmental authority regarding any of the transactions contemplated hereby. Each party hereto will advise the other promptly in respect of any understandings, undertakings or agreements (oral or written) that such party proposes to make or enter into with the Federal Trade Commission, the Department of Justice or any other governmental authority in connection with the transactions contemplated hereby. Buyer and

Seller shall split equally the cost of any filing fees payable under the Improvements Act in connection with the notifications and information described in this Section 4.3(b).
        --------------

          (c) Buyer and Seller shall each use their reasonable best efforts promptly to obtain all consents and amendments from parties to the Seller Agreements and all consents, amendments or permits from governmental authorities, which are required by the terms thereof or this Agreement for the due and punctual consummation of the transactions contemplated by this Agreement; provided, that neither Buyer nor Seller shall have any obligation to
           --------
offer or pay any consideration in order to obtain any such consents or amendments.

          4.4.   OPERATIONS PRIOR TO THE CLOSING DATE.  (a) From the date hereof
                 ------------------------------------
until the Closing Date, Seller shall operate and carry on the business of the Owned Stations, and use its best efforts to cause the Purchased Station to be operated and carried on, only in the ordinary course and substantially as currently operated. Consistent with the foregoing, Seller shall keep and maintain the Purchased Assets in good operating condition and repair and shall use its reasonable efforts consistent with good business practice to preserve the goodwill of the customers and others having business relations with the Stations.

          (b)  Notwithstanding Section 4.4(a), except as expressly contemplated
                               --------------
by this Agreement, except as set forth in Schedule 4.4(b) or except with the
                                          --------------
express prior written approval of Buyer, Seller shall not:

          (i) make any material change in the business or the operations of the Stations;

          (ii) make any capital expenditure relating to the Stations, or enter into any contract or commitment therefor, in excess of $50,000 in the aggregate;

          (iii) sell, lease, transfer or otherwise dispose of or mortgage or pledge, or impose or suffer to be imposed any Encumbrance on, any of the Purchased Assets, other than (A) minor amounts of personal property having an aggregate value of less than $50,000 sold or otherwise disposed of in the ordinary course of the business of the Stations which would not reasonably be expected to have a material adverse effect on the business or operations of the Stations, (B) minor amounts of personal property which are replaced due to defect or obsolescence with personal property of substantially the same nature and of equal or greater quality in the ordinary course of the business of the Stations and (C) Permitted Encumbrances; or

          (iv) enter into any agreement providing for annual payments by the Stations in excess of $25,000.

     (c)  From the date hereof until the Closing Date, Seller shall:

          (i) operate the Owned Stations, and use its reasonable best efforts to cause the Purchased Station to be operated, in all material respects in accordance with the FCC's rules and regulations and the FCC Authorizations and shall not fail to prosecute with due diligence any pending application to the FCC, including, without limitation, the renewal applications relating to the FCC Authorizations for the Owned Stations, and shall not cause or permit by any act, or failure to act, any of the FCC Authorizations to expire, be surrendered, adversely modified, or otherwise terminated, or the FCC to institute any proceeding for the suspension, revocation or material adverse modification of any of the FCC Authorizations;

          (ii) maintain insurance policies on the Owned Stations and the related Purchased Assets, and use its reasonable best efforts to cause insurance policies to be maintained on the Purchased Station and the related Purchased Assets, on terms and conditions and with insurers substantially identical to or better than those in effect immediately prior to the date hereof, in each case, except to the extent otherwise provided in the Stations Time Brokerage Agreements;

          (iii) if the broadcast transmissions of the Stations from their main broadcast antennae at authorized power are interrupted or impaired, use its reasonable best efforts to restore transmissions at full authorized power as soon as reasonably possible; and

          (iv) protect and defend the FCC Authorizations, broadcast coverage area and signal integrity relating to each of the Owned Stations and use its reasonable best efforts to cause the protection and defense of the FCC Authorizations, broadcast coverage area and signal integrity relating to the Purchased Station;

          (v) timely file and prosecute the 1996 FCC renewal applications relating to the Owned Stations;

          (vi) make all capital expenditures contemplated by the capital budget of each of the Owned Stations;

          (vii) not modify, waive or amend any provision of or right under the ARS Agreement or the Assumed Time

     Brokerage Agreement without the prior written consent of Buyer;

          (viii) use its reasonable best efforts to consummate the ARS Transaction and shall proceed diligently to exercise its rights with respect to the Purchased Station; and

          (ix) keep its books and accounts, records and files relating to the Stations in the ordinary course of business and in a manner consistent with past practice.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS
                             ---------------------

          5.1.   TAXES; SALES, USE AND TRANSFER TAXES; TITLE INSURANCE.  (a)
                 -----------------------------------------------------
Seller shall be liable for and shall pay all Taxes (whether assessed or unassessed) applicable to the Stations or the Purchased Assets, in each case attributable to periods (or portions thereof) ending on or prior to the Closing Date. Buyer shall be liable for and shall pay all Taxes (whether assessed or unassessed) applicable to the Stations or the Purchased Assets, in each case attributable to periods (or portions thereof) beginning after the Closing Date. For purposes of this Section 5.1(a), any period beginning before and ending
                     --------------
after the Closing Date shall be treated as two partial periods, one ending on the Closing Date and the other beginning after the Closing Date; provided,
                                                                 --------
however, that Taxes (such as property Taxes) imposed on a periodic basis shall
- -------
be allocated on a daily basis. Notwithstanding the preceding sentence, if the transactions contemplated by this Agreement result in the reassessment of the value of any of the Purchased Assets for property Tax purposes, or the imposition of any property Taxes on such Purchased Assets at a rate which is different than the rate that would have been imposed if such transactions had not occurred, then (y) the portion of such property Taxes for the portion of the period ending on the Closing Date shall be determined on a daily basis, using the assessed value and Tax rate that would have applied had such transactions not occurred, and (z) the portion of such property Taxes for the portion of such period beginning after the Closing Date shall be the total property Taxes for the period minus the amount described in clause (y) of this sentence.

          (b)  Notwithstanding Section 5.1(a), any sales, use or other transfer
                               --------------
Taxes payable by reason of transfer and conveyance of the Purchased Assets hereunder and any documentary stamp or transfer Taxes payable by reason of the real estate or interests therein included in the Purchased Assets shall be split equally between Buyer and Seller. The costs of any commitments for title insurance and surveys for the Owned Real Property shall be split equally between Buyer and Seller. All fees relating to any filing with any governmental or regulatory body required for transfer and conveyance of the Purchased Assets hereunder shall be split equally between Buyer and Seller.

          (c) Seller or Buyer, as the case may be, shall provide reimbursement for any Tax paid by one party all or a portion of which is the responsibility of the other party in accordance with the terms of this Section 5.1. Within a
                                                     -----------
reasonable time prior to the payment of any said Tax, the party paying such Tax shall give notice to the other party of the Tax payable and the portion which is the liability of each party, although failure to do so will not relieve the other party from its liability hereunder.

          (d) Each party shall promptly notify the other in writing upon receipt by such party or any of its Affiliates of notice of any pending or threatened federal, state, local or foreign Tax audits, examinations or assessments which may materially affect the Tax liabilities for which the other party would be required to indemnify such party pursuant to Section 5.1. The
                                                            ------- ---
party that would be responsible for the relevant Taxes under Section 5.1(a)
                                                             --------------
shall have the sole right to control any Tax audit or administrative or court proceeding relating to taxable periods ending at the time of or before the Closing Date, and to employ counsel of its choice at its expense. In the case of a taxable period beginning before and ending after the Closing Date, Seller shall be entitled to participate at its expense in any Tax audit or administrative or court proceeding relating in whole or in part to Taxes attributable to the portion of such period ending on the Closing Date and, with the written consent of Buyer, and at Seller's sole expense, may assume the entire control of such audit or proceeding. Neither party nor any of its Affiliates may settle any Tax claim for any taxable year or period ending at or before the Closing Date (or for the portion of any taxable year or period ending on the Closing Date) which may be the subject of indemnification by the other party under Section 5.1(a) without the prior written consent of the other party.
            -------------

          (e)  Any payments made pursuant to this Section 5.1 shall be treated
                                                  -----------
for income tax purposes by Buyer and Seller as an adjustment to the Purchase Price.

          5.2.   TIME BROKERAGE AGREEMENTS.  (a) Buyer and Seller shall execute
                 -------------------------
and deliver time brokerage agreements with respect to WJLB-FM and WMXD-FM, each effective as of September 1, 1996 substantially in the forms of Exhibit C1 and
                                                                ----------
C2, respectively, (collectively, the "Owned Stations Time Brokerage Agreements")
- --                                    ----------------------------------------
and effective as of September 1, 1996, but subject to obtaining the prior consent of ARS, Buyer shall assume the obligations of Seller under the Time Brokerage Agreement as of June 1, 1996 between Seller and ARS relating to WFLN-FM (the "Assumed Time Brokerage
                                                 ----------------------
Agreement").
- ---------

          (b) Anything in this Agreement to the contrary notwithstanding, (i) Seller shall not be liable in any respect to the extent any of its representations and warranties or covenants or agreements contained in Article
                                                                       -------
II or IV, and Buyer shall not be liable in any respect to the extent any of its
- --    --
representations and warranties or covenants or agreements contained in Article
                                                                       -------
III or IV, are not true and correct, or performed, as the case may be, in any
- ---    --
material respect on and as of the Closing Date due solely to the existence and operation of the Owned Stations Time Brokerage Agreements or the Assumed Time Brokerage Agreement (collectively, the "Stations Time Brokerage Agreements",
                                        ----------------------------------
(ii) the condition set forth in Section 6.7 shall not be deemed to be not
                                -----------
satisfied solely as a result of any action or failure to act of Buyer pursuant to the provisions of the Stations Time Brokerage Agreements, and (iii) the certificates to be delivered to Buyer and Seller pursuant to the provisions of

Section 6.1 and Section 7.1, respectively, shall not be required to address any
- -----------     -----------
of such representations and warranties or covenants or agreements that are not true and correct, or performed, as the case may be, in any material respect on and as of the Closing Date due solely to the existence and operation of such agreements.

          5.3.   AUDIT OF FINANCIAL STATEMENTS OF STATIONS. Seller shall
                 -----------------------------------------
cooperate and use its reasonable best efforts to cause ARS and each of Seller's and ARS' independent accountants to cooperate with Buyer, at Buyer's expense, in order to enable Buyer to have its independent accountants prepare audited financial statements for the Stations. Without limiting the generality of the foregoing, Seller agrees that it will (i) consent to the use of such audited financial statements in any registration statement or other document filed by Buyer (or any of its subsidiaries) under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and (ii) execute and deliver, and cause its partners and officers to execute and deliver, such "representation" letters as are customarily delivered in connection with audits and as Buyer's independent accountants may reasonably request under the circumstances.

          5.4.      WFLN-FM TOWER RELOCATION.  (a) Seller shall bear all costs
                    ------------------------
related to obtaining a construction permit from the FCC to permit relocation of the WFLN-FM tower to the site described in Schedule 2.10.
                                           -------------

          (b) In addition to the costs described in Section 5.4(a), Seller shall
                                                    --------------
bear one-half of all additional costs related to relocation of WFLN-FM's tower to the site described in Schedule 2.10, including the construction and equipment
                         -------------
costs relating to building such facility; provided, however, that the
                                          --------  -------
amount to be paid by Seller pursuant to this Section 5.4(b) shall not, under any
                                             --------------
circumstances, exceed $75,000.

          (c) Seller shall cooperate with Buyer to ensure that the terms of the lease covering the new WFLN-FM tower site are reasonably acceptable to Buyer.

          5.5.      COVENANT NOT TO COMPETE.  In furtherance of the sale of the
                    -----------------------
Purchased Assets to Buyer hereunder by virtue of the transactions contemplated hereby and more effectively to protect the value and goodwill of the Stations, Seller covenants and agrees that neither Seller nor any of its Affiliates (including Frank E. Wood) will directly or indirectly (whether as principal, agent, independent contractor, partner or otherwise) own, manage, operate, control or otherwise carry on (a) for a period beginning on the Closing Date and ending on the third anniversary thereafter, a radio station business in the Detroit, Michigan radio market as determined by The Arbitron Company and (b) for a period beginning on the Closing Date and ending on the first anniversary thereafter, a radio station business in the Philadelphia, Pennsylvania radio market as determined by The Arbitron Company.

          Notwithstanding the foregoing, nothing set forth in Section 5.5 shall
                                                              -----------
prohibit Seller or its Affiliates (including Frank E. Wood) from (i) directly or indirectly owning, managing, operating, controlling or otherwise carrying on a radio station business with a classical musical format in the Philadelphia, Pennsylvania radio market or (ii) owning not in excess of 5% in the aggregate of any class of capital stock of any corporation if such stock is publicly traded and listed on any national or regional stock exchange or quoted on the Nasdaq Stock Market.

                                   ARTICLE VI

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER
                  --------------------------------------------

          The obligations of Buyer to effect the Closing in accordance with this Agreement shall, at the option of Buyer, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

          6.1.   NO MISREPRESENTATION OR BREACH OF COVENANTS AND WARRANTIES.
                 ----------------------------------------------------------
There shall have been no material breach by Seller in the performance of any of its covenants and agreements herein; each of the representations and warranties of Seller contained or referred to herein shall be true and correct in all material respects on the Closing Date as though made on the Closing Date (except to the extent that they expressly speak as of a specific date or time other than the Closing Date, in which case they need only have been true and correct in all material respects as of such specified date or time), except to the extent any inaccuracy or breach results from any transaction specifically permitted by this Agreement, any transaction expressly consented to in writing by Buyer or any transaction permitted by Section 4.4; and there shall have been delivered to
                             -----------
Buyer a certificate or certificates to such effect dated the Closing Date, signed by and on behalf of Seller by the President or any Vice President of a general partner of Seller.

          6.2.   OPINION OF COUNSEL FOR SELLER.  Counsel for Seller shall have
                 -----------------------------
delivered to Buyer an opinion, dated the Closing Date, in form and substance reasonably satisfactory to Buyer and its counsel.

          6.3.   PARTNERSHIP ACTION.  Seller shall have taken all partnership
                 ------------------
action necessary to approve the transactions contemplated by this Agreement.

          6.4.   NO RESTRAINT OR LITIGATION.  Any applicable waiting period
                 --------------------------
under the Improvements Act shall have expired or have been terminated and no injunction or restraining order shall have been issued by any court of competent jurisdiction and be in effect which restrains or prohibits any material transaction contemplated hereby.

          6.5.   FCC CONSENT.  (a) The FCC Consent shall have been granted,
                 -----------
without any condition or qualification which has a materially adverse effect on the operations and financial condition of the Owned Stations, the Purchased Station or WQRS-FM (it being agreed that an EEO reporting obligation shall not constitute such a condition or qualification), and shall have become a Final Order with respect to each Station, and (b) the renewal of the FCC Authorizations for each Owned Station shall have been approved for a full renewal term and each such approval shall have become a Final Order.

          6.6.   NECESSARY CONSENTS.  Seller shall have received consents, in
                 ------------------
form and substance reasonably satisfactory to Buyer, to the assignment to Buyer of the Seller Agreements specified in Schedule 6.6.
                                      ------------

          6.7.   NO MATERIAL ADVERSE CHANGE.  Between the date hereof and the
                 --------------------------
Closing Date, there shall have been no material adverse change in the Purchased Assets, the Owned Stations or the Purchased Station, as the case may be.

          6.8.   FIRPTA CERTIFICATE.  There shall have delivered to Buyer a
                 ------------------
certificate to the effect that Seller is not a "foreign person" within the meaning of Section 1445 of the Code, dated the Closing Date signed by and on behalf of Seller by the President or any Vice President of a general partner of Seller.

          6.9.   ARS TRANSACTION.  The purchase by Seller of the Purchased
                 ---------------
Station pursuant to the ARS Agreement shall have been consummated.

          6.10.  COMPLETION OF AUDIT.  The audit of the financial statements of
                 -------------------
the Stations referred to in Section 5.3 shall have been completed.
                            -----------

          6.11.  WQRS-FM TRANSACTION.  The transactions contemplated by the
                 --------------------
WQRS Agreement shall have been consummated.

          Notwithstanding the failure of any one or more of the foregoing conditions, Buyer may proceed with the Closing without satisfaction, in whole or in part, of any one or more of such conditions and without written waiver. To the extent that at the Closing Seller delivers to Buyer a written notice specifying in reasonable detail the failure of any of such conditions or the breach by Seller of any of the representations or warranties of Seller herein, and Buyer nevertheless proceeds with the Closing, Buyer shall be deemed to have waived for all purposes any rights or remedies it may have against Seller by reason of the failure of any such conditions or the breach of any such representations or warranties to the extent described in such notice.


                                  ARTICLE VII

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER
                 ---------------------------------------------

          The obligations of Seller to effect the Closing in accordance with this Agreement shall, at the option of Seller, be subject to the satisfaction on or prior to the Closing Date, of the following conditions:

          7.1.   NO MISREPRESENTATION OR BREACH OF COVENANTS AND WARRANTIES.
                 ----------------------------------------------------------
There shall have been no material breach by Buyer in the performance of any of its covenants and agreements herein; each of the representations and warranties of Buyer contained or referred to in this Agreement shall be true and correct on the Closing Date as though made on the Closing Date, except to the extent any inaccuracy or breach results from any transactions specifically permitted by this Agreement, any transaction expressly consented to in writing by Seller or any transaction contemplated by this Agreement; and there shall have been delivered to Seller a certificate or certificates to such effect, dated the Closing Date and signed on behalf of Buyer by its President or any Vice President.

          7.2.   OPINION OF COUNSEL FOR BUYER.  Counsel for Buyer shall have
                 ----------------------------
delivered to Seller an opinion, dated the Closing Date, in form and substance reasonably satisfactory to Seller and its counsel.

          7.3.   CORPORATE ACTION.  The board of directors of Buyer shall have
                 ----------------
taken all corporate action necessary to approve the transactions contemplated by this Agreement.

          7.4.   NO RESTRAINT.  Any applicable waiting period under the
                 ------------
Improvements Act shall have expired or been terminated and no injunction or restraining order shall have been issued by any court of competent jurisdiction and be in effect which restrains or prohibits any material transaction contemplated hereby.

          7.5.   FCC CONSENT.  The FCC Consent shall have been granted, without
                 -----------
any condition or qualification which is materially adverse to Seller, and shall have become a Final Order.

          7.6.   ARS TRANSACTION.  The purchase by Seller of the Purchased
                 ---------------
Station pursuant to the ARS Agreement shall have been consummated.

          7.7.   WQRS-FM TRANSACTION.  The transactions contemplated by the WQRS
                 -------------------
Agreement shall have been consummated.

          Subject to compliance by Seller with its covenant contained in Section
                                                                         -------
4.4(c)(viii), notwithstanding the failure of any one or more of the foregoing
- ------------
conditions, Seller may proceed with the Closing without satisfaction, in whole or in part, of any one or more of such conditions and without written waiver. To the extent that at the Closing Buyer delivers to Seller a written notice specifying in reasonable detail the failure of any of such conditions or the breach by Buyer of any of the representations or warranties of Buyer herein, and Seller nevertheless proceeds with the Closing, Seller shall be deemed to have waived for all purposes any rights or remedies it may have against Buyer by reason of the failure of any such conditions or the breach of any such representations or warranties to the extent described in such notice.


                                  ARTICLE VIII

                                INDEMNIFICATION
                                ---------------

          8.1.   INDEMNIFICATION BY SELLER.  Seller agrees to indemnify and hold
                 -------------------------
harmless Buyer from and against any and all (a) Losses and (b) Expenses incurred by Buyer in connection with or arising from:

          (i) any breach by Seller of, or any other failure of Seller to perform, any of its covenants, agreements or obligations in this Agreement or in any Seller Ancillary Agreement;

          (ii) any breach of any warranty or the inaccuracy of any representation of Seller contained or referred to in this Agreement or any certificate delivered by or on behalf of Seller pursuant hereto; or

          (iii) the failure of Seller to perform any of the Excluded
     Liabilities.

          8.2.   INDEMNIFICATION BY BUYER.  Buyer agrees to indemnify and hold
                 ------------------------
harmless Seller from and against any and all Losses and Expenses incurred by Seller in connection with or arising from:

          (i) any breach by Buyer of, or other failure of Buyer to perform, any of its covenants, agreements or obligations in this Agreement or any Buyer Ancillary Agreement;

          (ii) any breach of any warranty or the inaccuracy of any representation of Buyer contained or referred to in this Agreement or in any certificate delivered by or on behalf of Buyer pursuant hereto; or

          (iii) the failure of Buyer to perform any of the Assumed Liabilities.

          8.3.   LIMITATIONS OF INDEMNIFICATION OBLIGATIONS. Anything contained
                 ------------------------------------------
in this Agreement to the contrary notwithstanding:

          (a) no amount shall be payable by an indemnifying party with respect to any claim by an indemnified party for any Loss or Expense incurred in connection with, resulting from or arising out of the breach of any warranty or the inaccuracy of any representation contained in this Agreement if the indemnify ing party is first notified of such claim pursuant to Section 8.4 on
                                                                -----------
or after the first anniversary of the Closing Date (except with respect to (i) the representation made in Section 2.6 as to which the indemnifying party must
                           -----------
be notified by the sixth anniversary of the Closing Date and (ii) the representation made in Section 2.15 as to which no time limitation shall apply);
                       ------------
provided, however, that if the indemnifying party is first notified of such a
- --------  -------
claim prior to the applicable notice period, such claim may continue to be maintained until the final determination of such claim;

          (b)  the aggregate amount required to be paid by Seller pursuant to

Section 8.1 shall not, under any circumstances, exceed the Purchase Price;
- -----------

          (c) an indemnifying party shall not be required to provide indemnification hereunder until, and then only to the extent that, the aggregate amount of Losses and Expenses incurred by the other party exceeds $250,000;

provided, that indemnification provided in respect of failures described in
- --------
Section 8.2(iii) shall be required without regard to this Section 8.3(c);
- ----------------                                          --------------

          (d) Buyer shall be obligated to prosecute diligently and in good faith any claim for any Loss or Expense with any applicable insurer prior to collecting any indemnification payment under this Article VIII, and shall only
                                                  ------------
be indemnified under this Article VIII to the extent that Buyer's Loss or
                          ------------
Expense exceeds the proceeds received by Buyer in respect of any such claim;

          (e) in calculating the amount of any Loss or Expense there shall be deducted the amount of any Tax benefit to the indemnified party (or any of its Affiliates) with respect to such Loss or Expense (after giving effect to the Tax effect of receipt of the indemnification payments);

          (f) in any case where an indemnified party recovers from third parties any amount in respect of a matter with respect to which an indemnifying party has indemnified it pursuant to this Article VIII, such indemnified party
                                          ------------
shall promptly pay over to the indemnifying party the amount so recovered (after deducting therefrom the full amount of the expenses incurred by it in procuring such recovery), but not in excess of the sum of (i) any amount previously so paid by the indemnifying party to or on behalf of the indemnified party in respect of such matter and (ii) any amount expended by the indemnifying party in pursuing or defending any claim arising out of such matter;

          (g) no party hereto shall be indemnified for special, exemplary or consequential damages, including, without limitation, loss of future profit or future revenue or interference with operations; and

          (h)  Any payment by Buyer or Seller under this Section 8.3 will be an
                                                         -----------
adjustment for income tax purposes to the Purchase Price.

          8.4.   NOTICE OF CLAIMS.  (a)  A party seeking indemnification
                 ----------------
hereunder shall give to the indemnifying party a notice describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based; provided, that a
                                                          --------
notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced.

          (b) The amount to which an indemnified party shall be entitled under this Article VIII shall be determined: (i) by written agreement between Seller
     ------------
and Buyer, (ii) by a final judgment or decree of any court of competent jurisdiction or (iii) by any other means to which Seller and Buyer shall agree. The judg-ment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken have been finally determined. The indemnified party shall have the burden of proof in establishing the amount of the Loss and Expense suffered by it.

          8.5.   THIRD PARTY CLAIMS.  (a)  Subject to Section 8.5(b), the
                 ------------------                   --------------
indemnified party shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any third Person claim, action or suit against such indemnified party as to which indemnification will be sought by such indemnified party from any party hereunder, and in any such case the indemnifying party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the indemnified party in connection therewith; provided,
                                                                       --------
that the indemnifying party may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the indemnified party has so elected to conduct and control the defense thereof; and provided, further, that the indemnified party shall not, without the written
    --------  -------
consent of the indemnifying party (which written consent shall not be unreasonably withheld), pay, compromise or settle any such claim, action or suit, except that no such consent shall be required if, following a written request from the indemnified party, the indemnifying party shall fail, within 14 days after the making of such request, to acknowledge and agree in writing that, if such claim, action or suit shall be adversely determined, such indemnifying party has an obligation to provide indemnification hereunder to such indemnified party. Notwithstanding the foregoing, the indemnified party shall have the right to pay, settle or compromise any such claim, action or suit, provided that
                                                                   --------
in such event the indemnified party shall waive any right to indemnity therefor hereunder.

          (b) If any third Person claim, action or suit against any indemnified party is solely for money damages or, where Seller is the indemnifying party, will have no continuing effect or any material adverse impact on the Stations or the Purchased Assets, then the indemnifying party shall have the right to conduct and control, through counsel of its choosing and at its expense, the defense, compromise or settlement of any such third Person claim, action or suit against the indemnified party as to which indemnification will be sought from the indemnifying party if the indemnifying party has acknowledged and agreed in writing that, if the same is adversely determined, the indemnifying party has an obligation to provide indemnification to the indemnified party in respect thereof, and in any such case the indemnified party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the indemnifying party in connection therewith; provided, that the indemnified party may participate,
                      --------
through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the indemnifying party has so elected to conduct and control the defense thereof. Notwithstanding the foregoing, the indemnified party shall have the right to pay, settle or compromise any such claim, action or suit, provided that in such event the indemnified party shall
                       --------
waive any right to indemnification therefor hereunder.

          (c)  If there are any conflicts between the provisions of this Section
                                                                         -------
8.5 and Section 5.1(d), the provisions of Section 5.1(d) shall control with
- ---     --------------                    --------------
respect to Tax contests.

          8.6.   EXCLUSIVE REMEDY.  Any other provision of this Agreement to the
                 ----------------
contrary notwithstanding, from and after the Closing, the sole and exclusive liability and responsibility of Seller to Buyer, or of Buyer to Seller, under or in connection with this Agreement or the transactions contemplated hereby (including, without limitation, for any breach or inaccuracy of any representation or warranty or for any breach of any covenant or for any other reason), and the sole and exclusive remedy of Buyer and Seller vis-a-vis each
                                                               ---------
other with respect to any of the foregoing, shall be as set forth in this

Article VIII; provided, however, that each party hereto shall retain all non-
- ------------  --------  -------
monetary equitable remedies available to it in respect of any breach by any other party of any covenant or other agreement of such other party contained in or made pursuant to this Agreement and required to be performed after the Closing Date. To the extent that a party hereto has any Loss or Expense for which it may assert against the other party hereto any other right to indemnification, contribution or recovery (whether under this Agreement, under common law or any statute or otherwise), such party with such Loss or Expense hereby waives, releases and agrees not to assert such right.


                                   ARTICLE IX

                                  TERMINATION

          9.1.   TERMINATION.  (a)  Notwithstanding anything contained in this
                 -----------
Agreement to the contrary, this Agreement may be terminated at any time prior to the Closing: (i) by Buyer in the event of a material breach by Seller of any of its agreements, representations or warranties contained in this Agreement or the WQRS Agreement and the failure of Seller to cure such breach within 14 days after receipt of notice from Buyer requesting such to be cured or (ii) by Seller in the event of a material breach by Buyer of any of its agreements, representations or warranties contained in this Agreement or the WQRS Agreement and the failure of Buyer to cure such breach within 14 days after receipt of notice from Seller requesting such to be cured, and at any time prior to the Closing (A) by the mutual consent of Buyer and of Seller; (B) by Buyer or Seller if the Closing shall not have occurred on or before June 30, 1997 (or such later date as may be agreed to by Buyer and Seller); or (C) by Buyer or Seller if any court of competent jurisdiction in the United States or any United States governmental or regulatory body shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby or (D) by Buyer or Seller if the ARS Agreement or the WQRS Agreement is terminated.

          (b) In the event that this Agreement shall be terminated pursuant to this Article IX, all further obligations of the parties under this Agreement
     ----------
(other than Sections 10.1, 10.2 and 10.10) shall be terminated without further
            -------- ----  ----     -----
liability of any party to the other; provided, however, that if this Agreement
                                     --------  -------
is terminated by either party because of a material breach by the other party of any of its agreements, representations or warranties contained in this Agreement and the failure of the breaching party to cure such breach as provided in

Section 9.1(a) or if this Agreement is terminated by Buyer because of a material
- ---------------
breach by Seller of any of its agreements, representations or warranties contained in the ARS Agreement and the failure of Seller to cure such breach as provided in Section 7.1 of the ARS Agreement, nothing herein shall prohibit the terminating party from recovering its actual damages as a result of such breach and termination of this Agreement, except that the amount required to be paid by the breaching party to the terminating party as damages for such breach shall not, under any circumstances, exceed $35,000,000, except that, if the separate closing of the purchase and sale of the Purchased Assets relating to WFLN-FM contemplated by Section 1.8 occurs prior to termination of this Agreement, the
                -----------
amount required to be paid by the breaching party pursuant to this Section
                                                                   -------
9.1(b) shall not, under any circumstances, exceed $30,000,000.
- ------

          9.2.   NOTICE OF TERMINATION.  Any party desiring to terminate this
                 ---------------------
Agreement pursuant to Section 9.1 shall give notice of such termination to the
                      -----------
other party to this Agreement.


                                   ARTICLE X

                               GENERAL PROVISIONS
                               ------------------

          10.1.   NO ANNOUNCEMENT.  Neither Buyer nor Seller shall, without the
                  ---------------
approval of the other, make any press release or other announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law or by the rules, regulations or policies of any national securities exchange or association, in which case the other party shall be advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued.

          10.2.   CONFIDENTIAL NATURE OF INFORMATION.  Each party agrees that it
                  ----------------------------------
will treat in confidence all documents, materials and other information which it shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents, and, in the event the transactions contemplated hereby shall not be consummated, each party will return to the other party all copies of nonpublic documents and materials which have been furnished in connection therewith. Such documents, materials and information shall not be communicated to any third Person (other than, in the case of Buyer, to its counsel, accountants, financial advisors or lenders, and in the case of the Seller, to its counsel, accountants or financial advisors). The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information which (a) such party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is known to the public and did not become so known through any violation of a legal obligation, (c) became known to the public through no fault of such party, (d) such party is required to disclose any such information pursuant to judicial order or, in the opinion of counsel, pursuant to applicable law (but only to the extent it must be so disclosed), or (e) such party reasonably deems necessary to disclose to obtain any of the consents or approvals contemplated hereby. Without limiting the right of either party to pursue all other legal and equitable rights available to it for violation of this Section 10.2 by the other party, it is
                                      ------------
agreed that other remedies cannot fully compensate the aggrieved party for such a violation of this Section 10.2 and that the aggrieved party shall be entitled
                    ------------
to injunctive relief to prevent a violation or continuing violation hereof.

          10.3.   GOVERNING LAW; SUBMISSION TO JURISDICTION.  (a) This Agreement
                  -----------------------------------------
shall be governed by and construed in accordance with the internal laws (as opposed to the conflict of laws provisions) of the State of Illinois.

          (b) Buyer and Seller agree that all actions, suits or proceedings arising out of or based upon this Agreement or the subject matter hereof shall be brought and maintained exclusively in the federal and state courts of the State of Illinois. Each of Buyer and Seller, by execution hereof, (i) irrevocably submits to the jurisdiction of the federal and state courts in the State of Illinois for the purpose of any such action, suit or proceeding and
(ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that it is immune from extraterritorial injunctive relief or other injunctive relief, that its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court
                        ----- --- ----------
other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Each of Buyer and Seller hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of Illinois, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 10.4, is
                                                      ------------
reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section
                                                                     -------
10.4 does not constitute good and sufficient service of process.  The provisions
- ----
of this Section 10.3(b) shall not restrict the ability of Buyer or Seller to
        ---------------
enforce in any court any judgment obtained in a federal or state court of the State of Illinois.

          10.4.   NOTICES.  All notices or other communications required or
                  -------
permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally, by messenger or by private courier or 72 hours after having been sent by registered or certified mail addressed as follows:

              If to Seller, to:

                    Secret Communications Limited Partnership
                    312 Walnut Street, Suite 3350
                    Cincinnati, Ohio  45202
                    Attention: Frank E. Wood,
                               Chief Executive Officer

                              and

                    1200 Shermer Road, 4th Floor
                    Northbrook, Illinois  60062
                    Attention:  Arthur J. Schiller,
                                Esq., General Counsel


              with a copy to:

                    Sidley & Austin
                    One First National Plaza
                    Chicago, Illinois 60603
                    Attention:  Dennis V. Osimitz, Esq.

              If to Buyer, to:

                    Evergreen Media Corporation of Los Angeles
                    40 Evergreen Media Corporation
                    433 Los Colinas Boulevard
                    Irving, Texas  75039
                    Attention:  Scott K. Ginsburg

              with a copy to:

                    Latham & Watkins
                    1001 Pennsylvania Avenue, N.W., Suite 1300
                    Washington, D.C.  20004
                    Attention:  Eric L. Bernthal, Esq.

or to such other address as such party may indicate by a notice delivered to the other parties hereto in accordance with this Section 10.4.
                                             ------------

          10.5.   SUCCESSORS AND ASSIGNS.  (a)  The rights of either party under
                  ----------------------
this Agreement shall not be assignable by such party hereto prior to the Closing without the written consent of the other; provided, however, that (i) the rights
                                          --------  -------
of Buyer hereunder may be assigned prior to Closing, without the consent of Seller, to a wholly-owned subsidiary of Buyer without Buyer being released from any of its obligations hereunder and (ii) if Seller or Buyer subsequently determines to qualify the transfer of any or all of the Purchased Assets as a like-kind exchange under Section 1031 of the Code, such party shall be entitled to assign its rights (but not its obligations) under this Agreement to a "qualified intermediary" (as defined in Treas. Reg. (S) 1.1031 (k)-1(g)(4)). In the event described in clause (ii) above, Buyer or Seller, as the case may be, agrees to (A) consent to and acknowledge the assignment of this Agreement (or such portions thereof as the other party shall determine) by the other party to such qualified intermediary, (B) pay the Purchase Price directly to such qualified intermediary, (C) make appropriate filings with the FCC and to amend any FCC filings theretofore made and (D) otherwise cooperate with the other party in order to enable such party to effect a like-kind exchange under Section 1031 of the Code. Following the Closing, either party may assign any of its rights hereunder, but no such assignment shall relieve it of its obligations hereunder.

          (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. The successors and permitted assigns hereunder shall include, without limitation, in the case of Buyer, any permitted assignee as well as the successors in interest to such permitted assignee (whether by merger, liquidation (including successive mergers or liquidations) or otherwise). Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and assigns permitted by this Section 10.5 any right, remedy or claim
                                         ------------
under or by reason of this Agreement.

          10.6.   ACCESS TO RECORDS AFTER CLOSING.  For a period of six years
                  -------------------------------
after the Closing Date, Seller and its representatives shall have reasonable access to all of the books and records relating to the Stations transferred to Buyer hereunder to the extent that such access may reasonably be required by Seller in connection with matters relating to or affected by the operations of the Stations prior to the Closing Date. Such access shall be afforded by Buyer upon receipt of reasonable advance notice and during normal business hours. Seller shall be solely responsible for any costs or expenses incurred by it pursuant to this Section 10.6. If Buyer shall desire to dispose of any of such
                 ------------
books and records prior to the expiration of such six-year period, Buyer shall, prior to such disposition, give Seller a reasonable opportunity, at Seller's expense, to segregate and remove such books and records as Seller may select.

          For a period of six years after the Closing Date, Buyer and its representatives shall have reasonable access to all of the books and records relating to the Stations which Seller or any of its Affiliates may retain after the Closing Date. Such access shall be afforded by Seller and its Affiliates upon receipt of reasonable advance notice and during normal business hours. Buyer shall be solely responsible for any costs and expenses incurred by it pursuant to this Section 10.6. If Seller or any of its Affiliates shall desire
                 ------------
to dispose of any of such books and records prior to the expiration of such six-year period, Seller shall, prior to such disposition, give Buyer a reasonable opportunity, at Buyer's expense, to segregate and remove such books and records as Buyer may select.

          10.7.   ENTIRE AGREEMENT; AMENDMENTS.  This Agreement and the WQRS
                  ----------------------------
Agreement and the Exhibits and Schedules referred to herein and therein and the documents delivered pursuant hereto and thereto contain the entire understanding of the parties hereto and thereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or intents between or among any of the parties hereto. This Agreement may not be amended, modified and supplemented except by a written instruction signed by an authorized representative of each of the parties hereto.

          10.8.   INTERPRETATION; DISCLOSURE SCHEDULES.  Article titles and
                  ------------------------------------
headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Disclosure of any fact or item in any Schedule hereto referenced by a particular section in this Agreement shall be deemed to have been disclosed with respect to every other section in this Agreement. The specification of any dollar amount in the representations or warranties contained in this Agreement or the inclusion of any specific item in any Schedules hereto is not intended to imply that such amounts, or higher or lower amounts, or the items so included or other items, are or are not material, and neither party shall use the fact of the setting of such amounts or the inclusion of any such item in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in a Schedule is or is not material for purposes of this Agreement.

          10.9.   WAIVERS.  Any term or provision of this Agreement may be
                  -------
waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

          10.10.  EXPENSES.  Except as herein provided, each party hereto will
                  --------
pay all of its own costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants.

          10.11.  PARTIAL INVALIDITY.   Wherever possible, each provision hereof
                  ------------------
shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

          10.12.  EXECUTION IN COUNTERPARTS.  This Agreement may be executed in
                  -------------------------
one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties and delivered to each of Seller and Buyer.

          10.13.  DEFINITIONS.  As used in this Agreement, the following terms
                  -----------
have the meanings specified or referred to in this Section 10.13:
                                                   -------------

          "Affiliate" means, with respect to any Person, any other Person which
           ---------
directly or indirectly controls, is controlled by or is under common control with such Person.

          "Allocation Schedule" has the meaning specified in Section 10.14.
           -------------------                               -------------

          "ARS" has the meaning specified in the first recital to this
           ---
Agreement.

          "ARS Agreement" has the meaning specified in the first recital to this
           -------------
Agreement.

          "ARS Transaction" has the meaning specified in Section 2.1.
           ---------------                               -----------

          "Assumed Liabilities" has the meaning specified in Section 1.4.
           -------------------                               -----------

          "Balance Sheet" has the meaning specified in Section 2.4.
           -------------                               -----------

          "Balance Sheet Date" has the meaning specified in Section 2.4.
           ------------------                               -----------

          "Buyer" has the meaning specified in the first paragraph of this
           -----
Agreement.

          "Buyer Ancillary Agreements" has the meaning specified in Section 3.2.
           --------------------------                               -----------

          "Closing" means the closing of the transfer of the Purchased Assets
           -------
from Seller to Buyer and the assumption of the Assumed Liabilities by Buyer.

          "Closing Date" has the meaning specified in Section 1.6(a).
           ------------                               --------------

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Communications Act" means the Communications Act of 1934, as amended.
           ------------------

          "Encumbrance" means any lien, claim, charge, security interest,
           -----------
mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, covenant or other restrictions of any kind.

          "Environmental Laws" means any law, statute, regulation or court order
           ------------------
binding upon Seller, consent decree binding upon Seller, or settlement agreement to which Seller is a party, which imposes liability for or standards of conduct concerning the manufacture, processing, generation, distribution, use, treatment, storage, disposal, release, threat of release, cleanup, transport or handling of Hazardous Materials, including the Comprehensive Environmental Response Compensation and Liability Act, the Resources Conservation and Recovery Act, any other "Superfund" or "Superlien" law, the Toxic Substances Control Act, the Hazardous Materials Transportation Act, their implementing regulations or any other similar federal, state or local statutes or regulations.

          "ERISA" has the meaning specified in Section 2.24.
           -----                               ------------

          "Event of Loss" has the meaning specified in Section 10.16.
           -------------                               -------------

          "Excluded Assets" has the meaning specified in Section 1.2.
           ---------------                               -----------

          "Excluded Liabilities" has the meaning specified in Section 1.5.
           --------------------                               -----------

          "Expenses" means any and all reasonable expenses incurred in
           --------
connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, accountants and other professionals).

          "FCC" means the Federal Communications Commission.
           ---

          "FCC Authorizations" means those Governmental Permits issued by the
           ------------------
FCC for each of the Stations.

          "FCC Consent" means action by the FCC granting its consent to the
           -----------
assignment of the (a) FCC Authorizations as contemplated by this Agreement pursuant to appropriate applications filed by the parties with the FCC and (b) FCC authorizations as contemplated by the WQRS Agreement relating to WQRS-FM.

          "Final Order" means the FCC Consent, (a) which has not been reversed,
           -----------
stayed, enjoined, set aside, annuled or suspended, and (b) with respect to which
(i) no requests have been filed for administrative or judicial review, reconsideration, appeal or stay and the time for filing any such requests, and the time for the FCC to set aside the action on its own motion, has expired, or
(ii) in the event of review, reconsideration or appeal, the FCC's order has been affirmed and become final by expiration of the time for further review, reconsideration or appeal.

          "Governmental Permits" has the meaning specified in Section 2.8.
           --------------------                               -----------

          "Hazardous Materials" means substances defined as "hazardous
           -------------------
substances," "hazardous materials," "hazardous wastes" or "toxic substances" in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act or any analogous federal, state or local laws, and shall specifically include, without limitation, petroleum (including crude oil or any fraction thereof).

          "Improvements Act" means the Hart-Scott-Rodino Antitrust Improvements
           ----------------
Act of 1976, as amended.

          "Knowledge of Seller" means the actual knowledge of Frank E. Wood,
           -------------------
John R. Crabb and Arthur J. Schiller, after due inquiry of the appropriate management level personnel of each Station.

          "Leased Real Property" has the meaning specified in Section 2.9.
           --------------------                               -----------

          "Losses" means any and all losses, costs, obligations, liabilities,
           ------
settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or other charges.

          "Marlin" has the meaning specified in Section 2.6(b).
           ------                               --------------

          "Owned Real Property" has the meaning specified in Section 2.9.
           -------------------                               -----------

          "Owned Stations" has the meaning specified in the first recital to
           --------------
this Agreement.

          "Permitted Encumbrances" means (a) liens for taxes and other
           ----------------------
governmental charges and assessments which are not yet due and payable, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable and (c) other liens or imperfections on property which are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such lien or imperfection.

          "Person" means any person, employee, individual, corporation, limited
           ------
liability company, partnership, trust, or any other non-governmental entity or any governmental or regulatory authority or body.

          "Purchased Assets" has the meaning specified in Section 1.1.
           ----------------                               -----------

          "Purchased Station" has the meaning specified in the first recital to
           -----------------
this Agreement.

          "Purchased Station Balance Sheet" has the meaning specified in Section
           -------------------------------                               -------
2.4(b).
- ------

          "Purchase Price" has the meaning specified in Section 1.3.
           --------------                               -----------

          "Release" means any release, spill, emission, leaking, pumping,
           -------
injection, deposit, disposal discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property.

          "Requirements of Law" means any federal, state or local law, rule or
           -------------------
regulation, Governmental Permit or other binding determination of any governmental or regulatory authority or body.

          "Seller" has the meaning specified in the first paragraph of this
           ------
Agreement.

          "Seller Ancillary Agreements" has the meaning specified in Section
           ---------------------------                               -------
2.3.

          "Seller Agreements" has the meaning specified in Section 2.17.
           -----------------                               ------------

          "Stations" has the meaning specified in first recital to this
           --------
Agreement.

          "Stations Time Brokerage Agreements" has the meaning specified in
           ----------------------------------
Section 5.2.
- -----------

          "Tax" means any federal, state, local or foreign net income,
           ---
alternative or add-on minimum, gross income, gross receipts, property, sales, use, transfer, gains, license, excise, employment, payroll, withholding or minimum tax, or any other tax custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed on Seller by any federal, state, local, foreign or other governmental authority or regulatory body.

          "Tax Return" means any return, report or similar statement of Seller
           ----------
required to be filed with respect to any Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

          "WQRS Agreement" has the meaning specified in the third recital to
           --------------
this Agreement.

          "WQRS-FM" has the meaning specified in the second recital to this
           -------
Agreement.

          10.14.  ALLOCATION OF PURCHASE PRICE. Within 30 days following the
                  ----------------------------
Closing, Buyer and Seller shall use their respective best efforts to negotiate and draft a schedule (the "Allocation Schedule") allocating the Purchase Price
                           -------------------
(including, for purposes of this Section 10.14, any other consideration paid to
                                 -------------
Seller, including the Assumed Liabilities) among the Stations and the Purchased Assets. The Allocation Schedule shall be reasonable and shall be prepared in accordance with Section 1060 of the Code and the regulations thereunder. Buyer and Seller each agrees that promptly upon receiving said Allocation Schedule it shall return an executed copy thereof to the other party. Buyer and Seller each agrees to file Internal Revenue Service Form 8594, and all federal, state, local and foreign Tax Returns, in accordance with the Allocation Schedule. Buyer and Seller each agrees to provide the other promptly with any other information required to complete Form 8594. Notwithstanding the foregoing, if Buyer and Seller are unable to agree on an Allocation Schedule each party shall be entitled to take its own position on Form 8594 and such Tax Returns as to the allocation of the Purchase Price.

          10.15.  SPECIFIC PERFORMANCE; OTHER RIGHTS AND REMEDIES.  Subject to
                  -----------------------------------------------
Section 8.6, each party agrees that each party shall, in addition to such other
- -----------
remedies as may be available to it at law, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by applicable Requirements of Law. Each party hereby waives any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief.

          10.16.  RISK OF LOSS.  The risk of loss or damage to any of the
                  ------------
Purchased Assets shall be on Seller prior to the Closing Date and thereafter shall be on Buyer. If any of the Purchased Assets is damaged or destroyed prior to the Closing Date (any such event being referred to as an "Event of Loss"),
                                                             -------------
Seller, at its expense, shall use reasonable efforts to replace or repair the item with comparable property of like value and quality as soon as practicable before the Closing Date. If any Event of Loss shall materially affect the operations of the Stations and repair or replacement cannot be accomplished by the scheduled Closing Date but can be accomplished within 60 days after that date, the Closing Date shall be postponed for such 60-day period; if, however, the repair or replacement cannot be accomplished within such 60-day period, Buyer may elect by written notice to Seller within 20 days after Buyer has received notice that any Event of Loss has occurred:

          (a) To postpone the Closing until a date within 15 business days after Seller gives written notice to Buyer that the Purchased Assets which are the subject of the Event of Loss have been substantially restored to their condition immediately prior to the Event of Loss, which date shall not be more than 60 days beyond the date specified in Section 9.1(a)(ii);
                                          ------------------

          (b) To consummate the Closing on the scheduled Closing Date and accept all of the Purchased Assets as is, in which event Seller shall assign to Buyer at the Closing all of its rights under any insurance policies and to all insurance proceeds covering that Event of Loss, including property damage, loss of income and continuing expenses (less amounts due to the Seller for repairs or replacements of the property prior to the Closing); or

          (c) To terminate this Agreement without liability on the part of Seller or Buyer.

          If the Closing Date is postponed beyond the time specified in Section
                                                                        -------
9.1(a)(ii), the parties shall amend their application to the FCC to request an
- ----------
extension of the date of Closing.

          10.17.  ASSIGNMENT OF RIGHTS UNDER ARS AGREEMENT. Seller shall use its
                  ----------------------------------------
reasonable best efforts to obtain the written consent of ARS to the assignment to Buyer, on or immediately after the Closing Date, of its rights arising under
Article 8 of the ARS Agreement with respect to the Purchased Station and, after such assignment has been consummated, shall take all actions reasonably requested by Buyer to enforce any of such rights with respect to the Purchased Station for the benefit of Buyer (it being the intent of the parties that pursuant to this provision Seller shall transfer to Buyer to the maximum extent possible the benefits of all representations and warranties and covenants of ARS contained in the ARS Agreement). If Seller is unable to obtain the consent of ARS to the assignment of the rights arising under Article 8 of the ARS Agreement, Seller shall, upon the request of Buyer, proceed diligently to exercise Seller's right to indemnification under the ARS Agreement with respect to the Purchased Station and Buyer shall be entitled to receive from Seller any amount actually received by Seller with respect to such rights, less reasonable out of pocket fees and expenses incurred by Seller in exercising such rights. Notwithstanding the foregoing, Seller shall retain such rights against ARS under the ARS Agreement (to the extent such rights exist under the ARS Agreement) as shall be necessary to recover from ARS with respect to any liability for which

Seller makes payment to Buyer pursuant to Seller's indemnification obligation under this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above writ ten.


                                  SECRET COMMUNICATIONS LIMITED
                                    PARTNERSHIP


                                  By:  Broadcast Alchemy, L.P.,
                                       a General Partner


                                  By:  Lane Broadcasting, Inc.
                                  Its: General Partner



                                  By:  ___________________________________
                                  Its:  __________________________________


                                  EVERGREEN MEDIA CORPORATION
                                    OF LOS ANGELES



                                  By:  ___________________________________
                                  Its:  __________________________________

                                       48